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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
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             (Exact Name of Registrant as Specified in Its Charter)

          Switzerland                                      98-0186363
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    (State of Incorporation                             (I.R.S. Employer
        or Organization)                               Identification no.)

      Bahnhofstrasse 45, Zurich and
        Aeschenvorstadt 1, Basel
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 (Address or Principal Executive Offices)                  (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box:[X]               check the following box:[ ]

Securities Act registration statement file number to
which this form relates:                                      333-46930
                                                      --------------------------
                                                           (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
        To be so Registered                  Each Class is to be Registered
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   Principal Protected Notes due                   American Stock Exchange
   April [ ], 2010 (Linked to the
   performance of the S&P 500(R)Index)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Debt Securities We May Offer" and in the Preliminary Prospectus Supplement filed with the Commission on February 28, 2003 under Rule 424(b) and in the Prospectus dated February 27, 2003, pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on December 19, 2002, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 4 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 on Form F-1 filed with the Commission on March 23, 2001, by Post-Effective Amendment No. 2 on Form F-1 filed with the Commission on March 29, 2001 and Post-Effective Amendment No. 3 on Form F-3 filed with the Commission on May 15, 2001. The F-3 Registration Statement was further amended by its combination with Pre-Effective Amendment No. 2 (File No. 333-64844), as filed pursuant to Rule 429 with the Commission on December 19, 2002, and as declared effective on February 26, 2003.

ITEM 2.           EXHIBITS.

                  1. Debt Indenture, dated as of November 21, 2000, between the Company and U.S. Bank Trust National Association, as debt trustee, including form of debt securities (included as Exhibit 4.1 to the F-3 Registration Statement)

                  2. Form of Principal Protected Notes due April [ ], 2010 (Linked to the performance of the S&P 500(R)Index)

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                  3.  SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 UBS AG
                                                 (Registrant)

                                                 By: /s/ Jeff Sparks
                                                     ---------------------
                                                     Jeff Sparks
                                                     Managing Director
                                                     Equities

                                                 By: /s/ Michael Mahaffy
                                                     ---------------------
                                                     Michael Mahaffy
                                                     Managing Director
                                                     Equities
Date: March 25, 2003